UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): April 13, 2012
 BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California	92128
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 13, 2012, we and certain of our subsidiaries (collectively, "we," "us" and "our") entered into a $50,000,000 revolving line of credit ("New Facility") pursuant to an Amended and Restated Revolving Credit Agreement ("Revolving Credit Agreement") with the lenders signatory thereto and Comerica Bank ("Comerica"), as administrative agent for the lenders. The Revolving Credit Agreement amends, restates and supersedes the Credit Agreement dated January 29, 2010, as amended, with Comerica. At our option, we may increase the size of the New Facility up to $100,000,000 (in certain minimum increments), subject to the terms and conditions of the Revolving Credit Agreement. Additionally, we may request swing-line advances under the New Facility up to $3,000,000 in the aggregate.
Under the Revolving Credit Agreement and the ancillary documents executed in connection therewith (collectively, the "Loan Documents"), the lenders have agreed to make loans to us and issue letters of credit on our behalf, subject to the terms and conditions of the Loan Documents. The New Facility has a three-year term and matures on April 13, 2015. Interest and fees accruing under the New Facility are payable quarterly in arrears and principal is payable at maturity. We may terminate the New Facility upon five days notice, without premium or penalty, other than customary breakage fees.
The Loan Documents contain other customary affirmative, negative and financial maintenance covenants, representations and warranties, events of default, and remedies upon an event of default, including the acceleration of debt and the right to foreclose on the collateral securing the New Facility. As security for the performance of our obligations under the Loan Documents, we granted the lenders a first priority security interest in substantially all of our assets, including our real property.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01.
Item 3.03. Material Modifications to Rights of Security Holders.
See Item 1.01. Under the Loan Documents, (1) we may not make distributions, dividends or stock repurchases that, together with permitted acquisitions, exceed $300,000,000 in the aggregate during the term of the facility, and (2) our capital expenditures may not exceed $75,000,000 in any fiscal year.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2012		Bridgepoint Education, Inc.

	By:	/s/ Daniel J. Devine
Name: Daniel J. Devine
Title: Chief Financial Officer